EXHIBIT 99.1

POZEN AND TRIBUTE COMBINE TO CREATE ARALEZ PHARMACEUTICALS INC.

-Transformative Transaction Creates Premier Specialty Pharma Company with a Broad Product Portfolio-

-Canadian Domicile Provides Compelling Platform for Growth with Competitive Structure-

-US$350 Million Capital Commitment from Deerfield-Led Syndicate-

MILTON, Ontario — February 5, 2016 — Aralez Pharmaceuticals Inc. (“Aralez”) today announced the completion of the business combination of POZEN Inc. (“POZEN”) and Tribute Pharmaceuticals Canada Inc. (“Tribute”) following approval of the transaction by stockholders of POZEN and shareholders of Tribute. The combined company will operate under Aralez Pharmaceuticals Inc. (“Aralez”), a global specialty pharmaceutical company with operations in Canada, Ireland and the United States. Under the terms of the Agreement and Plan of Merger and Arrangement, each share of POZEN common stock has been converted into the right to receive one Aralez common share and each common share of Tribute (other than dissenting shares) has been exchanged for 0.1455 Aralez common shares.

As of closing, Aralez has approximately 75 million outstanding shares on a fully diluted basis. Commencing on or about February 8, 2016, Aralez will trade on NASDAQ under the ticker symbol “ARLZ”, and on or about February 10, 2016 will begin trading on the Toronto Stock Exchange (“TSX”) under the ticker symbol “ARZ”.

“As Aralez, we have established an efficient platform that offers competitive advantages with committed capital to enable us to aggressively build out our portfolio through strategic business development and M&A, from which we plan to drive long-term value creation for shareholders,” said Adrian Adams, Chief Executive Officer of Aralez. “We have a lean, nimble and performance-oriented operating business model that will allow us to build value organically and through accretive transactions and as such we believe that Aralez is well positioned for further transformational growth.”

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ and TSX: ARZ) is a global specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while focusing on creating shareholder value by acquiring, developing and commercializing products primarily in cardiovascular, pain and other specialty areas. Aralez’s Global Headquarters is in Ontario, Canada, the US Headquarters is planned to be in Princeton, NJ and the Irish Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Cautionary Language Concerning Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements under applicable securities laws, including, but not limited to, statements related to the proposed listing of Aralez on NASDAQ and TSX and other statements that are not historical facts.  These forward-looking statements are based on Aralez’s current assumptions and expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the combined company meeting the listing requirements on NASDAQ and TSX and those risks relating to the transaction and the combined  business of POZEN, Tribute and Aralez detailed from time-to-time under the caption “Risk Factors” and elsewhere in each company’s respective filings and reports with the SEC. The parties undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in their expectations.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Aralez Pharmaceuticals Inc.

Nichol Ochsner

Executive Director,

Investor Relations & Corporate Communications

732.754.2545

nochsner@aralez.com